THE GENLYTE GROUP INCORPORATED
                                100 Lighting Way
                              Secaucus, N.J. 07096

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held on April 27, 1995

                                   ----------


                                                                  March 15, 1995


To Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Genlyte Group Incorporated ("Genlyte") will be held at Genlyte's principal executive offices, 100 Lighting Way, Secaucus, New Jersey 07096 on Thursday, April 27, 1995 at 10:00 AM, local time, for the following purposes:

     (1) to elect two members of the Board of Directors; and

     (2) to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Stockholders of record at the close of business on March 1, 1995 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

     Your attention is directed to the attached Proxy Statement. Whether or not you expect to be present at the meeting, please complete, sign, date and mail the enclosed Proxy as promptly as possible in order to save the Company further solicitation expense. There is enclosed with the Proxy an addressed envelope for which no postage is required if mailed in the United States.



                                             By Order of the Board of Directors,


                                             DONNA R. RATLIFF
                                             Secretary

                         THE GENLYTE GROUP INCORPORATED
                                100 Lighting Way
                              Secaucus, N.J. 07096

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                          to be held on April 27, 1995

                                                                  March 15, 1995

                                   ----------


                                 PROXY STATEMENT

                                   ----------

                                  INTRODUCTION

     The Annual Meeting of Stockholders (the "Annual Meeting") of The Genlyte Group Incorporated ("Genlyte") will be held on April 27, 1995 at Genlyte's principal executive offices, 100 Lighting Way, Secaucus, New Jersey 07096, at 10:00 AM, local time, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation by Genlyte's Board of Directors of proxies to be voted at such meeting and at any and all adjournments or postponements thereof.

     This proxy statement and accompanying form of proxy are first being sent to stockholders on or about March 15, 1995.


                       ACTION TO BE TAKEN UNDER THE PROXY

     All proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including any adjournments or postponements thereof) in accordance with the specifications therein, or, if no specifications are made, will be voted FOR the nominees to the Board of Directors named in this proxy statement and listed in the accompanying form of proxy.

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Genlyte, or by attending the Annual Meeting and voting in person.


                              ELECTION OF DIRECTORS

     The Board of Directors of Genlyte currently consists of Avrum I. Drazin (Chairman), Glenn W. Bailey, Robert B. Cadwallader, David M. Engelman, Fred Heller, Frank Metzger and Larry K. Powers. Each of the directors elected at the Annual Meeting will hold office for a term ending at the Annual Meeting of Stockholders to be held in April of 1998 and until his successor has been duly elected and qualified. Messrs. Glenn W. Bailey and Larry K. Powers have been nominated to the Board of Directors for reelection at the Annual Meeting.

     If, for any reason, Messrs. Bailey or Powers are not candidates when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

     The Board of Directors recommends a vote FOR the election of the nominees as directors.

     Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

Nominees for Election as Directors

Glenn W. Bailey (69)............    Mr. Bailey was Chairman of the Board of Genlyte from its  incorporation in January 1985 until July 1989,  when he resigned as Chairman  but retained his position as a Director of Genlyte. He was Chairman and President of Bairnco  Corporation  ("Bairnco") from its incorporation  in  January  1981  until May 1990,  when he  resigned  as  Chairman  and
                                    President.  Bairnco  was  Genlyte's  corporate  parent  until  Genlyte  was spun off to
                                    Bairnco's  shareholders  in 1988.  Mr.  Bailey is  currently  Chairman  of the Board of
                                    Directors and President of Keene Corporation  ("Keene").  Mr. Bailey was the founder of
                                    Keene in 1967 and has served as  Chairman  since that time.  Mr.  Bailey is a member of the  Board  of  Directors  of  Kaydon  Corporation.  He is a member  of the  Nominating
                                    Committee  of the  Genlyte  Board of  Directors  and was a member  of the  Compensation
                                    Committee until April 28, 1994, when he resigned from the Committee.

Larry K. Powers (52).............   Mr.  Powers was  appointed  President  of Genlyte in January  1994  and has served as a
                                    Director  since  July  1993.  He has held a variety  of sales,  marketing  and  general management  positions in the lighting  industry.  From September 1979 until April 1989,
                                    Mr.  Powers  was  President  of  Hadco/Craftlite.  Hadco/Craftlite  was  acquired  by a predecessor  of  Genlyte in July 1983.  Mr.  Powers  then  served as  President  of the
                                    HID/Outdoor  Division  of Genlyte  from May 1989  until  June  1993.  From July 1993 to
                                    December  1993, he served as President of Genlyte U.S.  Operations  and Executive  Vice
                                    President of Genlyte.

Incumbent Directors

Robert B. Cadwallader (65)......    Mr.  Cadwallader  was elected a Director of Genlyte at the January  1985 meeting of the
                                    Genlyte Board of  Directors.  Mr.  Cadwallader  is currently  President of  Cadwallader
                                    Company,  Inc., a furniture  industry  consulting  firm and  President  of  Cadwallader
                                    Fabrics Inc., a textile  industry  consulting and agency concern.  Mr.  Cadwallader was
                                    President  of  Cadwallader  and  Sangiorgio   Associates,   a  manufacturer  of  office
                                    furniture,  from October 1986 until  September  1989. From November 1983 to March 1985, he served as Vice Chairman of  SunarHauserman,  a manufacturer  of movable  partitions, fabrics and systems.  During the same period he served as Director of Hauserman,  Inc., the parent  corporation of  SunarHauserman,  Inc. From September 1978 to November 1983,
                                    he was  Chairman  and  Chief  Executive  Officer  of Sunar,  Inc.,  a  manufacturer  of furniture fabrics and systems.  Mr.  Cadwallader is Chairman of the Audit Committee and
                                    is a member of the Compensation Committee of the Genlyte Board of Directors.

Avrum I. Drazin (66)............    Mr. Drazin was elected  Chairman of the Board of Genlyte in January 1994 and has served as a Director  of Genlyte  since  January  1991.  Mr.  Drazin  served as  President  of
                                    Genlyte from February 1992 until  December 1993 and has served as President of Canlyte,
                                    Inc.  ("Canlyte"),  a wholly owned  subsidiary of Genlyte,  since its  incorporation in
                                    July 1984.  He served as  President of  Lightolier  Canada from January 1965 until June
                                    1984.

David M. Engelman (62)..........    Mr.  Engelman  was elected a Director of Genlyte at the  December  1993  meeting of the
                                    Board of  Directors.  This  appointment  took effect on January 1, 1994.  Mr.  Engelman was employed by General  Electric  from 1954 through 1993 and held a variety of general management  positions.  He was elected as a Vice President of General  Electric in 1982 and most recently was in charge of international  electrical  distribution  operations.
                                    Mr.  Engelman  is a member  of the Board of  Directors  of The  Mayer  Electric  Supply
                                    Company,  Incorporated.  He is a member  of the  Compensation  Committee  and the Audit
                                    Committee of the Genlyte Board of Directors.

Fred Heller (70)................    Mr.  Heller was  Chairman of the Board of Genlyte from July 1989 until  December  1993, when he resigned as Chairman  but  retained  his  position as a Director of Genlyte and holds the honorary title of Chairman  Emeritus.  He served as President of Genlyte from its  incorporation  in January  1985 until July 1989 and served as acting  President of
                                    Genlyte  from January 1991 to August  1991.  From August 1981 to  September  1985,  Mr.
                                    Heller was  President  and Chief  Executive  Officer of  Lightolier  Incorporated.  Mr.
                                    Heller is a member of the Board of  Directors of Concord  Fabrics,  Inc. He is Chairman
                                    of the Nominating Committee of the Genlyte Board of Directors.

Frank Metzger (66)...............   Dr.  Metzger  was  elected a Director  of Genlyte at the  January  1985  meeting of the
                                    Genlyte  Board of  Directors.  Dr.  Metzger  has been  President  of Metzger & Company,
                                    management    consultants,    since   June   1988.    He   served   as   Senior    Vice
                                    President-Administration  for Bairnco from July 1986 until his retirement  from Bairnco in May 1988 and Vice  President-Administration  for Bairnco  from its  organization  in
                                    1981 until June 1986.  Dr. Metzger  served as Vice  President-Administration  for Keene from  September  1976 to December  1980. He is Chairman of the  Compensation  Committee
                                    and a member of the Audit Committee of the Genlyte Board of Directors.

Board and Committee Meetings

     During 1994, Genlyte's Board of Directors met twelve (12) times for regular meetings and one time for a special, telephonic meeting. In addition, management confers frequently with its directors on an informal basis to discuss company affairs. During 1994, each of the directors attended at least 75 percent of the meetings of the Board and the Board Committees of which such director was a member.

     The Board has established standing Audit, Compensation and Nominating Committees. The Board has established the Audit Committee to recommend the firm to be appointed as independent accountants to audit Genlyte's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, and consider the adequacy of the internal accounting and control procedures of Genlyte. Members of this committee are Messrs. Cadwallader and Engelman and Dr. Metzger with Mr. Cadwallader serving as Chairman. Mr. Engelman was appointed to the Committee in April 1994. During 1994, the Audit Committee met once.

     The Compensation Committee reviews and recommends the compensation arrangements for all executive officers, approves such arrangements for other senior level employees, and administers and takes such other action as may be required in connection with certain compensation plans of Genlyte and its operating subsidiaries. Members of the Compensation Committee are Messrs. Cadwallader and Engelman and Dr. Metzger, with Dr. Metzger serving as Chairman. Mr. Bailey served on the Committee until April 1994, when he resigned from the Committee and was replaced by Mr. Engelman. During 1994 the Compensation Committee met three times.

     The Nominating Committee reviews and recommends to the Board of Directors the appropriate size and composition of the Board of Directors as well as the Boards of Directors of Genlyte's various subsidiaries. The Nominating Committee will not consider recommendations from Genlyte's stockholders; the Committee believes it has sufficient resources and contacts to fulfill its obligations without considering such stockholder recommendations. Members of the Nominating Committee are Messrs. Bailey and Heller, with Mr. Heller serving as Chairman.


Compensation of Directors

     Each director, other than any director employed by Genlyte, which for purposes of this section does not include employees of its subsidiaries, receives $2,000 and the Chairman of the Board receives $3,000 for each Board meeting attended and each committee meeting attended on a day on which the Board of Directors does not meet. Directors employed by Genlyte are not paid any fees or additional compensation for services rendered as members of the Board or any of its committees. Directors, excluding employees of Canlyte, Genlyte's wholly-owned subsidiary, who also serve on the Board of Directors of Canlyte are compensated for attendance at such meetings at the rate of $2,000 (Canadian) per Board meeting or for committee meetings held on days other than regular Board meeting days.

     Mr. Heller was engaged as a consultant to Genlyte through June 30, 1994. Pursuant to the engagement, Mr. Heller served an aggregate of 25 days during the twelve months ended December 31, 1994. Mr. Heller earned $50,000 during 1994 under the terms of the consulting agreement.

Compensation Committee Insider Participation

     As noted above, Messrs. Glenn W. Bailey, Robert B. Cadwallader, David M. Engelman and Dr. Frank Metzger served as members of the Board's Compensation Committee during 1994. Mr. Bailey was Chairman of the Board of Directors of Genlyte from its incorporation in 1985 until July 1989. Mr. Cadwallader and Dr. Metzger periodically provide consulting services to Genlyte. During 1994, Mr. Cadwallader earned $6,000 for consulting services provided to the Lightolier division and Dr. Metzger earned $2,888 for consulting services provided to Genlyte and $20,295 for consulting services provided to Lightolier.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Number of Shares Outstanding and Record Date

     Only holders of record of Genlyte Common Stock, par value $.01 per share ("Genlyte Common Stock"), at the close of business on March 1, 1995 are entitled to notice of, and to vote at, the Annual Meeting. Holders of Genlyte Common Stock are entitled to one vote for each share held on the matters properly presented at the Annual Meeting.

     On March 1, 1995, there were 12,731,556 shares of Genlyte Common Stock issued and outstanding. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes present in person or represented by proxy at the Annual Meeting is required to elect directors.

Common Stock Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of Genlyte Common Stock by the only persons (other than Glenn W. Bailey as discussed below) known to Genlyte to be the beneficial owners of more than 5% of the issued and outstanding Genlyte Common Stock as of March 1, 1995:


                                                                       Amount and Nature
                                                                         of Beneficial
             Name and Address                                            Ownership of           Percent of
            of Beneficial Owner                                          Common Stock              Class
             -----------------                                        ------------------        ----------
     FMR Corp ....................................................       1,287,100(1)              10.1%
       82 Devonshire Street
       Boston, Massachusetts 02109
     Marvin C. Schwartz ..........................................       1,008,390(2)               7.9%
       c/o Neuberger & Berman
       605 Third Avenue
       New York, NY 10158-3698

- ----------
(1) According to the Schedule 13G furnished to Genlyte by FMR Corp., FMR Corp. is a holding company and has sole power to vote and to dispose of 2,100 of such shares through its control of its wholly-owned subsidiary, Fidelity Management Trust Company, the beneficial owner of such shares. The
      Schedule 13G also reports that Edward C. Johnson 3rd, Chairman of FMR Corp., and FMR Corp. each has sole power to dispose of the balance of the 1,287,100 shares reported through FMRC's acting as investment advisor to certain other funds, including Fidelity Capital Appreciation Fund, the owner of 1,280,000 of such shares. The power to vote the shares held by such funds resides with the funds' Boards of Trustees.

(2)   According to the most recent  Schedule 13D  furnished to Genlyte by Marvin
      C. Schwartz, as of September 9, 1994, Mr. Schwartz held sole power to vote and to dispose of 289,200 of such shares through his personal account in which he holds 204,200 of such shares and through his management of an individual account for the benefit of a partner of Neuberger & Berman with respect to 85,000 of such shares. The Schedule 13D also reports 188,490 shares owned by the Neuberger & Berman Profit Sharing Trust (the "Plan") of which Marvin C. Schwartz is co-trustee. The power to vote and dispose of the shares held by such funds is shared with the Plan's trustees. In addition, 530,700 shares are held in several accounts for the benefit of Mr. Schwartz' family. Mr. Schwartz is the beneficial owner of such shares based on his discretionary and shared dispositive power over such accounts.

     The following table presents information regarding beneficial ownership of Genlyte Common Stock by each member of the Board of Directors, the Named Officers (defined below) and by all directors and executive officers of Genlyte as a group as of March 1, 1995.

                                                                       Amount and Nature
                                                                         of Beneficial
                                                                          Ownership
                                                                          of Genlyte            Percent of
                   Name                                                  Common Stock              Class
                  ------                                              ------------------        ----------
     Glenn W. Bailey..............................................       1,435,000(1)              11.3%
       757 Third Avenue, New York, NY 10017
     Robert B. Cadwallader........................................          10,300(2)                 *
     Avrum I. Drazin..............................................         170,774(3)               1.3%
     Zia Eftekhar.................................................          47,152(4)                 *
     David M. Engelman............................................           7,500(5)                 *
     Charles M. Havers............................................             894                    *
     Fred Heller..................................................         139,000(6)               1.1%
     Frank Metzger................................................         145,750(7)               1.1%
     Dennis W. Musselman..........................................             187                    *
     Larry K. Powers..............................................          28,537(8)                 *
     All directors and executive officers as a group
       (12 persons including those named).........................       2,015,118(9)              15.8%

- ----------
* The percentage of shares owned by such director does not exceed 1% of the issued and outstanding Genlyte Common Stock.

(1) Includes 210,000 shares of Genlyte Common Stock owned by Mr. Bailey's spouse as to which Mr. Bailey disclaims beneficial ownership and 10,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(2) Includes 10,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(3) Includes 1,000 shares of Genlyte Common Stock owned by Mr. Drazin's spouse as to which Mr. Drazin disclaims beneficial ownership and 40,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(4) Includes 26,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(5) All shares of Genlyte Common Stock are owned by Mr. Engelman's spouse as to which Mr. Engelman disclaims beneficial ownership.

(6) Includes 50,000 shares of Genlyte Common Stock owned by Mr. Heller's spouse as to which Mr. Heller disclaims beneficial ownership and 5,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(7) Includes 28,000 shares of Genlyte Common Stock owned by Dr. Metzger's spouse as to which Dr. Metzger disclaims beneficial ownership and 10,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(8) Includes 14,000 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

(9) Includes an aggregate of 298,500 shares of Genlyte Common Stock owned by the spouses of certain of Genlyte's executive officers and directors as to which each such executive officer or director disclaims beneficial ownership and 124,198 shares of Genlyte Common Stock which may be acquired upon the exercise of options which are presently exercisable.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised during fiscal 1994 of Messrs. Glenn W. Bailey, Robert B. Cadwallader, David M. Engelman and Dr. Frank Metzger, with Dr. Metzger serving as Chairman. Mr. Bailey resigned from the Committee in April 1994 and was replaced by Mr. Engelman. All Committee members are outside directors. The Committee reviews and recommends the compensation arrangements for all executive officers, approves such arrangements for other senior level employees, and administers and takes such other actions as may be required in connection with certain compensation plans of Genlyte and its operating subsidiaries. The Board of Directors reviews and approves recommendations made by the Compensation Committee relating to the compensation of Genlyte's executive officers.

     The Compensation Committee has prepared the following report with respect to executive compensation at Genlyte.


Compensation Philosophy

     Genlyte's compensation philosophy is to provide competitive pay for competitive performance and superior pay for superior performance. Genlyte seeks to ensure that its executive compensation programs and policies relate to and support its overall objective to enhance stockholder value through the profitable management of its operations. To achieve this goal, the following objectives serve as guidelines for compensation decisions:

      o Provide a competitive total compensation framework that enables Genlyte to attract, retain and motivate key executives who will contribute to Genlyte's success;

      o Ensure that compensation programs are linked to performance on both an individual and operating unit level; and

      o Align the interests of employees with the interests of stockholders by encouraging employee stock ownership.


Components of Compensation

     Genlyte's compensation strategy incorporates a combination of cash and equity-based compensation as follows:

      o A performance management system that relates individual base salary changes to a formal process in which individual performance is reviewed, discussed and evaluated.

      o Short-term incentive programs that provide executives with the opportunity to add substantial variable compensation to their annual base salaries through attainment of specific, measurable goals intended to encourage high levels of organizational performance and superior achievement of individual objectives.

      o Long-term incentive opportunities in the form of stock options in which rewards are linked directly to stockholder gains.

     For fiscal year 1994, Genlyte's compensation programs consisted of:

     Base Salary

     Salary pay levels at Genlyte are competitive with the marketplace. The Compensation Committee uses commercially published surveys prepared by established compensation consulting firms to assure that base compensation levels are positioned relative to the range that is generally paid to executives having similar levels of experience and responsibility at companies of comparable size and complexity. Data is drawn from the electric lighting equipment and supply industry as well as general industry survey data. Consideration is also given to other factors such as individual performance and potential.


     Short-Term Incentives

     Executives  and  key  employees  of  Genlyte  participate  in a  short-term incentive program which rewards the achievement of profit and profit-related objectives. These employees are afforded an opportunity to earn substantial variable compensation each year through participation in the Management Incentive Compensation (MIC) Program. This program combines elements of profit sharing, in which total management performance is rewarded only to the extent also realized by stockholders as measured in Earnings Per Share (EPS), Earnings

Before Interest and Taxes (EBIT), and Return on Capital Employed (ROCE), and in terms of individual performance, as measured by achievement of specific, measurable goals established by participants and approved by management.

     Funding for MIC awards is formula-driven based on achievement of financial goals for each operating unit. The Board of Directors reviews and approves profit and profit-related objectives at the beginning of each year. By policy, the level of funding which results from the MIC formulas cannot be modified and the total payout of awards for all MIC participants is limited to 15 percent of Genlyte's profit before taxes each year. In order to maximize results, objectives are typically established at a level of performance above normal expectations. Consideration is also given to past financial performance as a means to ensure that consistent and sustained business results are achieved.

     Actual individual MIC awards are dependent upon three factors: (1) the requirement that stated objectives be met by both individual participants and their operating units; (2) the relative success and extent to which those objectives are achieved; and (3) the participant's relative level within the organization as determined annually according to policy guidelines.

     Each year, the Compensation Committee and the Board of Directors review and approve the renewal of the MIC Program, related policies, and all recommended MIC awards.


     Long-Term Incentives

     Genlyte believes that the interests of stockholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest through ownership of its Common Stock. Through the 1988 Genlyte Stock Option Plan, officers and key employees are granted options to purchase Genlyte Stock and maintain significant share ownership within the parameters of the program. Most grants are exercisable in installments commencing two years after the date of grant. The exercise price of options is set, and has at all times in the past been set, at fair market value or book value, whichever is higher.

     In December 1992, a "performance-vested" stock option approach was developed with respect to particular options granted to certain executives. Such options are designed to provide added compensation for superior performance and are exercisable upon achievement of specified EPS goals as approved by the Compensation Committee and the Board of Directors.


     Benefits

     Genlyte's executive officers participate in the same pension, health and benefit programs that are generally available to other employees who are not the subject of collective bargaining agreements. There are no special executive officer plans with the exception of a now inactive Supplemental Employee Retirement Plan in which two long-term executive officers still participate.


Chief Executive Officer Compensation

     Mr. Powers was appointed to the position of Chief Executive Officer in January 1994 at a salary of $280,000 per annum. He holds stock options granted from September 1990 through July 1993 for 55,000 shares and a "performance-vested" stock option of 20,000 shares granted in December 1992. Overall, Mr. Powers has an aggregate total of 75,000 option shares. The stock options granted to Mr. Powers are consistent with the overall design of the option program. Mr. Powers did not exercise any stock options in 1994.

     Mr. Powers received $69,736 in incentive compensation for 1994, recognizing a significant improvement in the EPS over prior year, as well as the level of achievement of Mr. Powers' personal objectives.

     Mr. Powers also participates in the Genlyte Corporation Retirement Plan.

Conclusion

     In summary, the Compensation Committee continued its policy in fiscal year 1994 of linking executive compensation to Genlyte performance. The inevitable outcome of this process is that stockholders are assured of receiving a fair return on their investment while executives are rewarded in an appropriate manner for meeting or exceeding performance objectives. The Committee believes that Genlyte's compensation levels adequately reflect its philosophy of providing competitive pay for competitive performance and superior pay for superior performance. Likewise, the Committee believes that Genlyte's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                               Frank Metzger, Chairman
                                               Robert B. Cadwallader
                                               David M. Engelman

Executive Compensation

     The following table sets forth information concerning annual, long-term and other compensation for services in Genlyte of those persons who were, on December 31, 1994, Genlyte's (i) chief executive officer and (ii) other four most highly compensated executive officers (together, the "Named Officers"):


                           Summary Compensation Table

                                                                              Long-Term Compensation
                                       Annual Compensation                     Awards         Payouts
                           ------------------------------------------    ------------------- ---------
                                                              Other                   Stock               All
        Name and                                             Annual     Restricted  Options/  Longterm   Other
   Principal Position       Year   Salary($)  Bonus($)(1)   Comp.($)     Awards($)   SARs(#) Payouts($) Comp.($)
    ----------------        -----  --------   ----------    ---------    ---------  --------  --------- -------
Larry K. Powers             1994    278,942      69,736       1,478(2)        0          0        0         0
  President & CEO           1993
                            1992

Avrum I. Drazin             1994    221,805(3)    3,187      36,000(4)        0          0        0    9,776(3,5)
  President, Canlyte/       1993    269,138(3)   54,600           0           0          0        0    9,789(3,5)
  Chairman of               1992    242,928(3)        0           0           0     90,000        0   10,416(3,5)
    the Board, Genlyte

Zia Eftekhar                1994    184,519      82,403           0           0          0        0   14,703(5)
  President,                1993    165,000           0           0           0          0        0   13,773(5)
  Lightolier US             1992    158,077           0           0           0     50,000        0   11,551(5)

Charles M. Havers           1994    137,308      60,363           0           0     14,300        0        0
  President,                1993
  Supply Div.               1992

Dennis W. Musselman         1994    125,000      67,240           0           0      7,200        0        0
  Vice President/           1993
  G.M. -- Hadco             1992


- ----------
(1)  Incentive Compensation.

(2)  Director's fees for Canlyte, Inc., Genlyte's wholly owned subsidiary.

(3) These figures were converted from Canadian dollars to U.S. dollars using the exchange rate as of the last day of the fiscal year for that period.

(4)  Director's fees.

(5) Represents service and interest expense accrual for Supplemental Employee Retirement Plan benefit.

Option Grants

     Shown below is further information on grants of stock options pursuant to the 1988 Stock Option Plan during the fiscal year ended December 31, 1994 to the Named Officers reflected in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during fiscal 1994.


                          Option Grants in Fiscal 1994

                               Individual Grants
- -----------------------------------------------------------------------------
                                             % of                             Potential Realizable Value of Assumed
                                         Total Options                        Annual Rates of Return of Stock Price
                                          Granted to   Exercise or              Appreciation for Option Term (1)
                                Options   Employee in  Base Price  Expiration -------------------------------------
            Name            Granted (#)(2)Fiscal Year   ($/share)     Date       0%($)      5%($)       10%($)
            -----             ----------   ---------    --------    --------     -----     ------       -------
Charles M. Havers ..........   5,500(3)       3.1%       $4.7500     01/27/99      0        $7,218     $15,950
                                 894(4)       0.5%       $4.8750     12/17/97      0           812       1,726
                               7,906(4)       4.5%       $6.0938     12/17/97      0         8,971      19,077

Dennis M. Musselman ........     187(4)       0.1%       $4.8750     12/17/97      0           170         361
                               7,013(4)       4.0%       $6.0938     12/17/97      0         7,958      16,922


- ----------
(1) Realizable value is presented net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Stock, overall stock market conditions, and the optionee's continued employment through the exercise period. The amounts reflected in this table may not necessarily be achieved.

(2) In the event of certain mergers, consolidations or reorganizations of Genlyte or any disposition of substantially all the assets of Genlyte or any liquidation or dissolution of Genlyte, then in most cases all outstanding options not exercisable in full shall be accelerated and become exercisable in full for a period of 30 days. In addition, in the event of certain changes in control of Genlyte or of its Board of Directors, then any outstanding option not exercisable in full shall in most cases be accelerated and become exercisable in full for the remaining term of the option.

(3) This option was granted to the Named Officer five years prior to the indicated expiration date and is exercisable at the rate of 50% per year commencing two years after the date of grant.

(4) These options were granted to the Named Officers on 6/23/94 and are exercisable upon the achievement of certain Earnings Per Share goals for 1994 and 1995 or within three months prior to the expiration date.

Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to the unexercised options to purchase Genlyte's Common Stock granted in fiscal 1994 and prior years under Genlyte's 1988 Stock Option Plan to the Named Officers and held by them at December 31, 1994. None of the Named Officers exercised any stock options during fiscal 1994.


                    OPTION EXERCISES AND YEAR-END VALUE TABLE

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                              Number
                                                                          of Unexercised  Value of Unexercised
                                                                         Options/SARs at In-the-Money Options/
                                           Shares                            FY-End(#)    SARs at FY-End ($)(1)
                                         Acquired on     Value             Exercisable/       Exercisable/
        Name                              Exercise    Realized ($)        Unexercisable      Unexercisable
        -----                            -----------  ------------       ---------------  --------------------
Larry K. Powers ....................          0            0              14,000/61,000          $0/$0
Avrum I. Drazin ....................          0            0              40,000/60,000          $0/$0
Zia Eftekhar .......................          0            0              26,000/34,000          $0/$0
Charles M. Havers ..................          0            0                0/14,300             $0/$0
Dennis W. Musselman ................          0            0                0/12,200             $0/$0

- ----------
(1) Based upon the 12/31/94 closing price of $4.25 for Genlyte stock on the NASDAQ National Market System.

Retirement Plan

     The majority of Genlyte's employees who are employed in the United States and who are not represented by a collective bargaining unit become participants in a qualified noncontributory defined benefit pension plan (the "Plan") on the January 1st following their date of hire. Each of the Named Officers was a participant in the Plan during fiscal year 1994 except Messrs. Drazin and Havers. Mr. Drazin is a participant in a Canadian Pension Plan. Based on his date of hire, Mr. Havers did not commence participation in the Plan until January 1, 1995.

     The following table (**) presents information regarding estimated annual benefits payable upon normal retirement at age 65 in the form of a single life annuity to persons in specified remuneration and years of service classifications:


                  For Employees Retiring at age 65 in 1995 (1)

     Average Compensation                                   Years of Service at Retirement
         at Retirement                        5            10             15             20         25 or more
     --------------------                 --------      --------       ---------      --------       ---------
$50,000.............................       $ 3,602        $ 7,204        $10,806       $14,408        $18,010
$100,000............................         7,852         15,704         23,556        31,408         39,260
$150,000(2).........................        12,102         24,204         36,306        48,408         60,510
Greater than
  150,000(2)........................        12,102         24,204         36,306        48,408         60,510

- ----------
(**) The amounts reflected in the table under the heading "Years of Service at Retirement" are based on the formula which became effective January 1, 1995.

(1) For employees retiring after 1995 or at ages under 65, the estimated annual benefits would be lower.

(2) In accordance with provisions of the Omnibus Budget Reconciliation Act of 1993, effective January 1, 1994, the maximum allowable compensation permitted in computing a benefit was $150,000, subject to annual cost of living increases. For 1995, the maximum allowable compensation as provided under IRS 401(a)(17) remains at $150,000. However, any accrued benefit as of December 31, 1994 which is based on compensation in excess of $150,000 for years prior to 1994 will be protected to the maximum payable by law. In 1993, the limit was $235,840.

     Remuneration covered by the Plan in a particular year includes (1) that year's salary (base pay, overtime and commissions), and (2) compensation received in that year under the Management Incentive Compensation Plan. The 1994 remuneration covered by the Retirement Plan includes, for the recipients thereof, Management Incentive Compensation paid during 1994 with respect to 1993 awards.

     For each of the following Named Officers of Genlyte, the credited years of service under the Plan, as of December 31, 1994, and the remuneration received during 1994 covered by the Plan were, respectively, as follows:

     Mr. Powers, 15 years of service and $150,000(*); Mr. Eftekhar, 27 years of service and $150,000(*); and Mr. Musselman, 1 year of service and $140,000. The estimated annual benefits that will be payable under this Plan upon retirement at normal retirement age based on the benefit formula in effect prior to January 1, 1995 and maximum allowable compensation of $150,000 are: $57,984 for Mr. Powers, $57,480 for Mr. Eftekhar, and $45,184 for Mr. Musselman.

     The Plan provides an annual normal retirement benefit at or after age 65 for a participant with 25 years or more of service.

     In 1994, the Board of Directors amended and restated the Plan in material respects to bring it into compliance with the Tax Reform Act of 1986 and subsequent legislation. The amendments affect the determination of future benefits only for Plan participants who are actively employed by Genlyte on or after January 1, 1995. Benefits accrued by participants as of December 31, 1988, as well as benefits accrued under the benefit formula in effect for plan years from January 1, 1989 through December 31, 1994, were not affected by the adoption of the new formula effective January 1, 1995.

- ----------
* As  limited  by the  maximum  allowable  compensation  provided  under IRS 401
(a)(17) of $150,000.

     The amendments affect only the determination of future benefits for Plan participants. The Plan's definition of pay was amended by the Board of Directors retroactive to January 1, 1989, to remove a limitation (50% of base pay) on the amount of Management Incentive Compensation ("MIC") bonus includable for purposes of determining pension benefits. The definition now covers total pay including 100% of any MIC bonuses received by a participant with exclusions for various contributions, payments and allowances made by Genlyte such as reimbursement for tuition refund or relocation expenses.

     Under the new benefit formula, applicable to participants actively employed as of January 1, 1995, benefits will be based on the employee's "final five-year average pay" and "covered compensation". The final five-year average pay is determined by taking the average of the highest consecutive five-year period of earnings within a ten-year period prior to retirement. The term "covered compensation", as defined by the Internal Revenue Service, refers to the 35-year average of the Social Security taxable wage bases applicable to a participant for each year projected to Social Security normal retirement age.

     Pension benefits at age 65 for active participants as of January 1, 1995 will be calculated as follows: 1.2% of final five-year average pay up to covered compensation level, plus 1.7% of final five-year average pay over the covered compensation level, multiplied by the total years of recognized service, to a maximum of 25 years. All such participants will receive the greater of their benefit under the new formula or the benefit accrued as of December 31, 1994. In addition, certain maximum benefit limitations are incorporated in the Plan.


                        EMPLOYMENT PROTECTION AGREEMENTS

     Genlyte has entered into contracts with a group of key employees, including Messrs. Drazin, Powers, Eftekhar, Havers and Musselman, that become effective if the employee is employed on the date a change of control (as defined in the agreement) occurs and that provide each such employee with a guarantee that his duties, compensation and benefits will generally continue unaffected for two (2) years following the change of control. In the event that an eligible employee's employment is terminated without cause by Genlyte or if the employee is constructively terminated within two (2) years following the change of control, such employee will receive either (i) the sum of (x) two (2) times the aggregate amount of his then current base salary, plus (y) two (2) times the average of his last three (3) annual awards paid under Genlyte's Management Incentive Compensation Plan plus (z) the present value of any unvested benefits under Genlyte's qualified plans and the annual cost of the employee's participation in all employee benefit plans of Genlyte or (ii) if it would result in the employee receiving a greater net-after tax amount, a lesser amount equal to the amount that produces the greatest net-after tax amount for the employee. (An employee will be treated as having been constructively terminated if he quits after being removed from office or demoted, his compensation or benefits are reduced, his duties are significantly changed, his ability to perform his duties is substantially impaired or his place of employment is relocated a substantial distance from his principal residence.) These agreements will continue in effect at least until December 31, 1995 and automatically renew for an additional year as of each January 1 after December 31, 1995, unless Genlyte or the employee provides sixty (60) days written notice of non-renewal prior to such January 1.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Genlyte's directors and executive officers, and persons who own more than ten percent of Genlyte's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Genlyte. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Genlyte with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it with respect to fiscal 1994, Genlyte believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of Genlyte's Common Stock have been complied with.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee,  the Board of Directors has
appointed  Arthur  Andersen  LLP  as  Genlyte's  principal   independent  public
accountants for the year 1995.

     A representative of Arthur Andersen LLP, the Company's auditor for 1994, is expected to be present at the Annual Meeting and will have an opportunity to respond to appropriate questions and make a statement if desired to do so.


                1996 PROPOSALS BY HOLDERS OF GENLYTE COMMON STOCK

     Any proposal which a stockholder of Genlyte desires to have included in the proxy statement relating to the 1996 Annual Meeting of Stockholders must be received by Genlyte at its executive offices by no later than November 15, 1995. The executive offices of Genlyte are located at 100 Lighting Way, Secaucus, N.J. 07096.


                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total return on the Common Stock of Genlyte with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies)1 and the Electric Lighting & Wiring Equipment Index (SIC Group 364)2 from December 31, 1989. The graph assumes the investment of $100 in Genlyte Common Stock, the NASDAQ Stock Market Index, and the Electric Lighting & Wiring Equipment Index on December 31, 1989.



[The table below was represented as a graph in the printed material]

            The Genlyte    NASDAQ Stock Market         Electric Lighting &
            Group, Inc.  Index (U.S. Companies)      Wiring Equipment Index
            -----------  ----------------------      ----------------------
1989           100               100                        100
1990            39.3              84.9                       85.9
1991            52.4             136.3                      110
1992            48.8             158.6                      123.8
1993            34.5             180.9                      124.9
1994            40.5             176.9                      128.4


(1) Total return calculations for the NASDAQ Stock Market Index and Genlyte Stock were performed by the Center for Research in Security Prices, Graduate School of Business, University of Chicago.
(2) Total return calculation for the Electric Lighting & Wiring Equipment Index (consisting of approximately 26 companies) was performed by Media General Financial Services.

                           EXPENSES AND OTHER MATTERS


Expenses of Solicitation

     Genlyte will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Genlyte has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares and Genlyte has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors and other employees of Genlyte, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.


Other Items of Business

     The Board of Directors does not intend to present any further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.


                                             By Order of the Board of Directors,


                                             DONNA R. RATLIFF
                                             Secretary

March 15, 1995

                         THE GENLYTE GROUP INCORPORATED
                                    P R O X Y
                 Annual Meeting of Stockholders, April 27, 1995
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         THE GENLYTE GROUP INCORPORATED

      The undersigned  hereby  authorizes and appoints NEIL M. BARDACH and DONNA
R. RATLIFF and each of them, the proxies of the undersigned, with power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of The Genlyte Group Incorporated held of record on March 1, 1995 by the undersigned at the Annual Meeting of Stockholders to be held at The Genlyte Group Incorporated, 100 Lighting Way, Secaucus, New Jersey 07096 on April 27, 1995 at 10:00 AM, local time, and at any adjournment thereof on all matters that may properly come before such meeting.

      The Proxies will vote your shares in accordance with your directions on this card. If no contrary instructions are specified on this card, the Proxies will vote your shares FOR the nominees for directors.







           (Continued and to be dated and signed on the reverse side.)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no contrary specification is indicated, the shares represented by this proxy will be voted FOR the election of both nominees as directors. Please mark Box n in black or blue ink.

      The Board of Directors recommends a vote FOR the Following Proposal:

Election of Directors

/_/ FOR THE NOMINEES LISTED   /_/ WITHHOLD AUTHORITY            /_/ EXCEPTIONS
      Mr. Glenn W. Bailey         to vote for both the nominees
      Mr. Larry K. Powers

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the exception box and write that nominee's name on the space provided below.)


Address Change
If you have noted an Address Change, please mark here and make changes to address printed below.

                                   Address Change   /_/

Please sign exactly as name appears at the left, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Dated                              , 1995



                                                  -----------------------------
                                                             Signature


                                                  -----------------------------
                                                             Signature

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.